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                                                                    EXHIBIT 4.2

                                   AMENDMENT

      This AMENDMENT (this "AMENDMENT"), dated effective as of August 15, 2006, is entered into by and between FARMSTEAD TELEPHONE GROUP, INC., a Delaware corporation (the "COMPANY"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("LAURUS"), for the purpose of amending the terms of (i) that certain Secured Convertible Minimum Borrowing Note Series B, dated as of September 2, 2005 in the original principal amount of $500,000 issued by the Company to Laurus (as amended, modified and/or supplemented from time to time, the "NOTE"). The Note, the Security Agreement, dated as of March 31, 2005 among the Company and Laurus (as amended, modified and/or supplemented from time to time, the "SECURITY AGREEMENT") together with the Ancillary Agreements (as defined in the Security Agreement) are referred to herein as the "LOAN DOCUMENTS". Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

      WHEREAS, the Company and Laurus have agreed to make certain changes to the Loan Documents as set forth herein; and

      NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Amendment to Secured Convertible Minimum Borrowing Note Series B. (a) The second paragraph of the preamble of the Note is hereby amended by deleting the text "the date hereof" appearing therein and inserting the text March 31, 2005" in lieu thereof.

      (b) Section 3.1(a) of the Note is hereby amended by deleting the last sentence appearing therein in its entirety and inserting the following new sentence in lieu thereof:

      "For purposes hereof, subject to Section 3.6 hereof, the initial "FIXED CONVERSION PRICE" means $1.27; PROVIDED THAT, in respect of the first One Hundred Sixty Thousand Dollars ($160,000) of aggregate principal amount (the "Post-July 2006 Converted Amount") of the Note converted into shares of Common Stock on and after August 15, 2006, the Fixed Conversion Price in respect of such Post-July 2006 Converted Amount (and the interest and fees associated therewith to the extent converted) shall be equal to $0.80."

      (c) The following new Section 5.13 is hereby inserted into the Note immediately following existing Section 5.12 of the Note:

      "Section 5.10 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer
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      through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B)."

      2. Laurus hereby agrees with the Company that it shall convert into shares of Common Stock as soon as practicable after the Amendment Effective Date, no less than One Hundred Sixty Thousand Dollars ($160,000) of aggregate principal amount of the Note.

      3. The Company agrees to file an 8-K within 4 days of the date hereof and in the form otherwise prescribed by the SEC.

      4. The amendment set forth herein shall be effective as of the date first above written (the "AMENDMENT EFFECTIVE DATE") on the date when each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Amendment.

      5. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

      6. The Company hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment,
(ii) on the date hereof all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof all of the Company's and its Subsidiaries' covenant requirements have been met.

      7. From and after the Amendment Effective Date, all references in the Loan Documents to the Note shall be deemed to be references to the Note as modified hereby.

      8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


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      IN WITNESS WHEREOF, each of the Company and Laurus has caused this
Amendment to the Loan Documents to be signed in its name effective as of this 15th day of August 2006.


                                       FARMSTEAD TELEPHONE GROUP, INC.


                                       By: /s/ Robert G. LaVigne
                                           ---------------------
                                       Name:  Robert G. LaVigne
                                       Title: Executive Vice President, CFO


                                       LAURUS MASTER FUND, LTD.


                                       By: /s/ David Grin
                                           --------------
                                       Name:  David Grin
                                       Title: Director